EXHIBIT 20

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

DATES

Collection Period	Jul-05
Determination Date	8/11/2005
Distribution / Payment Date	8/15/2005

SUMMARY

	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance

Series 2005-SN1 Lease Assets (Total Pool Balance)		2,294,964,249.60	2,054,956,912.28	1,990,991,721.40
Aggregate ABS Value of the Series 2005-SN1 Lease Assets		2,000,005,298.81	1,819,682,715.86	1,769,469,240.30
COLT 2005-SN1 Secured Notes	5.370%	1,970,002,649.40	1,789,680,066.45	1,739,466,590.89

					Ending
	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor

CARAT Class A-1	3.327%	440,000,000.00	259,677,417.05	209,463,941.49	0.4760544
CARAT Class A-2a	3.850%	185,000,000.00	185,000,000.00	185,000,000.00	1.0000000
CARAT Class A-2b	One-Month LIBOR + .080%	329,000,000.00	329,000,000.00	329,000,000.00	1.0000000
CARAT Class A-2c	One-Month LIBOR + .080%	104,000,000.00	104,000,000.00	104,000,000.00	1.0000000
CARAT Class A-3a	4.100%	160,000,000.00	160,000,000.00	160,000,000.00	1.0000000
CARAT Class A-3b	One-Month LIBOR + .100%	315,000,000.00	315,000,000.00	315,000,000.00	1.0000000
CARAT Class A-3c	One-Month LIBOR + .100%	36,000,000.00	36,000,000.00	36,000,000.00	1.0000000
CARAT Class A-4	One-Month LIBOR + .150%	221,000,000.00	221,000,000.00	221,000,000.00	1.0000000
CARAT Class B-1	4.830%	10,000,000.00	10,000,000.00	10,000,000.00	1.0000000
CARAT Class B-2	One-Month LIBOR + .750%	70,000,000.00	70,000,000.00	70,000,000.00	1.0000000
CARAT Class C	One-Month LIBOR + 1.250%	70,000,000.00	70,000,000.00	70,000,000.00	1.0000000

CARAT 2005-SN1		1,940,000,000.00	1,759,677,417.05	1,709,463,941.49	0.8811670
CARAT Certificates		30,002,649.40	30,002,649.40	30,002,649.41	1.0000000
COLT Overcollateralization		30,002,649.41	30,002,649.41	30,002,649.40	1.0000000

Total		2,000,005,298.81	1,819,682,715.86	1,769,469,240.30	0.8847323

LIBOR 3.38813%	Principal	Interest	Principal per $1000	Interest per $1000
	Payment Due	Payment Due	Face Amount	Face Amount

Class A-1	50,213,475.56	743,954.16	114.1215354	1.6908049
Class A-2a	–	593,541.67	0.0000000	3.2083333
Class A-2b	–	982,540.50	0.0000000	2.9864453
Class A-2c	–	310,590.31	0.0000000	2.9864453
Class A-3a	–	546,666.67	0.0000000	3.4166667
Class A-3b	–	946,155.26	0.0000000	3.0036675
Class A-3c	–	108,132.03	0.0000000	3.0036675
Class A-4	–	673,325.80	0.0000000	3.0467231
Class B-1	–	40,250.00	0.0000000	4.0250000
Class B-2	–	249,437.28	0.0000000	3.5633897
Class C	–	279,576.17	0.0000000	3.9939453

Total	50,213,475.56	5,474,169.84	25.8832348	2.8217370

COLT 2005-SN1 Secured Notes	50,213,475.56	8,008,818.30	25.4890396	4.0653845

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

COLT
I. Collections

Actual Lease Payments Received	34,686,896.08
Repurchased Contracts	1,228,862.33
Sale Proceeds - Early Terminations (Defaults)	751,307.41
Pull Ahead Payments - Actual	220,633.84
Sale Proceeds - Scheduled Terminations	24,946,664.08
Excess Wear and Excess Mileage Received	152,358.15
Other Recoveries Received	270,475.00
Payment Advance for Current Period	3,527,007.95
Residual Advance for Current Period	—
Pull Ahead Payment Advance	92,750.74
Prior Period Payment Ahead Applied to Current Period	864,363.02
COLT 2005-SN1 Reserve Account Draw	376,601.07

Total Collections	67,117,919.67

II. Distributions

Total Collections	67,117,919.67
Less: Reimbursement of Payment Advance	2,254,866.69
Less: Reimbursement of Residual Advance	—
Less: Reimbursement of Pull Ahead Payment Advance	1,205,544.75
Less: Current Period Payment Ahead Received	559,406.32
Less: COLT Servicing Fee	1,516,402.26
Less: Secured Note Interest Distributable Amount	8,008,818.30
Less: Secured Note Principal Distributable Amount	50,213,475.56
Less: COLT 2005-SN1 Reserve Account Deposit	—
Less: Excess to CARAT Following a CARAT Indenture Event of Default	—
Less: COLT Additional Servicing Fee	1,516,402.26

Excess to be Released to COLT, LLC	1,843,003.53

Memo: Excess Incl. Reimbursement of Advances Released to COLT, LLC	5,303,414.97

Carryover Shortfall

Secured Note Principal Carryover Shortfall	—

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

CARAT
I. Collections

Secured Note Interest Distributable Amount	8,008,818.30
Secured Note Principal Distributable Amount	50,213,475.56
Excess from COLT Following a CARAT Indenture Event of Default	—
CARAT Reserve Account Draw	—

Total Collections	58,222,293.86

II. Distributions

Total Collections	58,222,293.86
Plus: Net Amount Due From Swap Counterparty	—
Less: CARAT Servicing Fee	14,914.00
Less: Net Amount Due to Swap Counterparty	376,855.14
Less: Noteholders’ Interest Distributable Amount	5,474,169.84
Less: Swap Termination Payment	—
Less: Noteholders’ Principal Distributable Amount	50,213,475.56
Less: CARAT Reserve Account Deposit	—
Less: Swap Termination Payment (to extent not paid above)	—
Less: Certificateholders’ Principal Distributable Amount	—

Excess to the Reserve Account (to be released to CARI)	2,142,879.32

Reconciliation of Advances and Payment Ahead Account

Beginning Balance of Payment Advance	7,431,713.03
Less: Reimbursement of Outstanding Payment Advance	2,254,866.69
Plus: Current Period Payment Advances	3,527,007.95

Ending Balance of Payment Advance	8,703,854.29

Beginning Balance of Residual Advance	—
Less: Reimbursement of Outstanding Residual Advance	—
Plus: Current Period Residual Advances	—

Ending Balance of Residual Advance	—

Beginning Balance of Pull Ahead Payment Advance	1,577,921.50
Less: Reimbursement of Outstanding Pull Ahead Payment Advance	1,205,544.75
Plus: Current Period Pull Ahead Payment Advances	92,750.74

Ending Balance of Pull Ahead Payment Advance	465,127.49

Beginning Balance of Payment Ahead Account	2,286,464.19
Less: Prior Period Payment Ahead Applied to Current Period	864,363.02
Plus: Current Period Payment Ahead Received	559,406.32

Ending Balance of Payment Ahead Account	1,981,507.49

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

COLT 2005-SN1 RESERVE ACCOUNT

Initial Reserve Account Balance	125,000,331.18
Reserve Account-Required Amount	153,271,390.22
Beginning Reserve Account Balance	153,647,991.29
Plus: Excess Available	—
Less: Reserve Account Draw Amount to Noteholders	—
Less: Reserve Account Draw Amount to Certificateholders	—
Less: Excess Reserve Account Funds to COLT, LLC	376,601.07

Ending COLT 2005-SN1 Reserve Account Balance	153,271,390.22

DELINQUENCIES

	# of Contracts	Amount
31-60 Days Delinquent	1,926	34,436,896.67
61-90 Days Delinquent	344	5,886,005.55
Over 90 Days Delinquent	168	3,096,168.76

Total	2,438	43,419,070.98

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

NET LOSSES ON EARLY TERM DEFAULTS

Aggregate ABS Value of Early Term Defaults	937,652.99
Less: Aggregate Sales Proceeds	751,307.41
Less: Excess Wear and Excess Mileage Received	48.00
Less: Other Recoveries	14,160.65

Current Period Net Losses on Early Term Defaults	172,136.93

Beginning Cumulative Net Losses on Early Term Defaults	272,722.33
Current Period Net Losses	172,136.93

Ending Cumulative Net Losses on Early Term Defaults	444,859.26

NET LOSSES/(GAINS) ON RETURNED VEHICLES SOLD BY GMAC

Aggregate ABS Value of Returned Vehicles Sold by GMAC	23,954,509.36
Add: Reimbursement of Outstanding Residual Advance	—
Less: Aggregate Sales Proceeds	24,946,664.08
Less: Pull Ahead Payments	220,633.84
Less: Excess Wear and Excess Mileage Received	152,310.15
Less: Other Recoveries	256,314.35

Current Period Net Losses/(Gains) on Returned Vehicles Sold by GMAC	(1,621,413.06)

Beginning Cumulative Net Losses/(Gains) on Returned Vehicles Sold by GMAC	(8,065,228.06)
Current Period Net Losses/(Gains)	(1,621,413.06)

Ending Cumulative Net Losses/(Gains) on Returned Vehicles Sold by GMAC	(9,686,641.12)

POOL STATISTICS
	Initial	Current
Number of Contracts	99,081	92,656
Discount Rate	8.500%	8.500%
Weighted Average Coupon	4.451%	4.451%
Weighted Average Original Term	39.16	39.30
Weighted Average Remaining Term	26.93	22.72

Number of Units Terminated during the Month
Scheduled Terminated		1,345
Pull Ahead		211
Early Terminations Not Pull Ahead Not Default		59
Early Terminations Default		49

		1,664

Note: In July there were 119 Units with Pull Ahead payment advanced and ABS Value has been reduced to the Base Residual Value.

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

Prepayment Rate

Month	Prepayment Rate
1	0.41
2	0.56
3	1.47
4	1.44
5	1.25